UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 2, 2015

Malvern Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-54835	45-5307782
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

42 E. Lancaster Avenue, Paoli, Pennsylvania	19301
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(610) 644-9400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04      Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On October 2, 2015, Malvern Bancorp, Inc. (the “Company”) sent a notice to participants in the Malvern Federal Savings Bank Employees’ Savings & Profit Sharing Plan (the “401(k) Plan”) that changes are being made in investment options and in the recordkeeper/administrator for the 401(k) Plan. This notice indicated that, in order to change the available investment options and the recordkeeper/adminstrator, there will be a blackout period which is expected to begin on November 1, 2015 and which is expected to end during the third week in November 2015 (the “Blackout Period”). During the Blackout Period, participants in the 401(k) Plan will temporarily be unable to make changes or conduct transactions within their account, including redirecting investment allocations or requesting withdrawals or distributions of any type.

In connection with the foregoing, on October 2, 2015, the Company sent a notice to its executive officers and its directors pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission’s Regulation BTR. A copy of the notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

The following exhibits are included herewith.

Exhibit Number	Description
99.1	Notice sent on October 2, 2015 to directors and executive officers of Malvern Bancorp, Inc. regarding blackout period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MALVERN BANCORP, INC.

Date: October 8, 2015	By:	/s/ Joseph D. Gangemi
Joseph D. Gangemi
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Notice sent on October 2, 2015 to directors and executive officers of Malvern Bancorp, Inc. regarding blackout period.